                                                                   Exhibit 10.25



                                    AGREEMENT

         This Agreement is entered into by and between Cruise Management International, Inc., a Florida corporation ("CMI"), and Park West at Sea, Inc., a Delaware corporation ("PWS").

                                    RECITALS

         1. CMI has extremely valuable relationships with cruise ship owners and operators and has contracts to conduct art auctions on ships. CMI also has expertise in advertising and marketing activities in connection with cruise ships and has through affiliate companies, expertise in port lecturing.

         2. PWS has expertise in obtaining and selling fine art and fine art products through art auctions and in operating art galleries.

         3. The parties have agreed to work together for the purpose of conducting and marketing art auctions on cruise ship lines including but not limited to the following: Royal Caribbean Cruises Ltd., Crystal Cruises, Celebrity Cruises and Costa Cruises.

         NOW, THEREFORE, the parties agree as follows:

                              1. Scope and Duration

         A. The parties agree, during the term of the Agreement, to work together in selling fine art and fine art products on cruise ship by various methods of selling fine art and fine art products including but not limited to conducting art auctions or selling fine art and fine art products at retail on cruise ships and selling fine art and fine art products to the cruise lines for decoration and furnishing purposes. The joint Art Sales Program, which the parties shall conduct aboard cruise ships, pursuant to this Agreement, is referred to herein as the "Art Sales Program."

         B. This Agreement encompasses all cruise ships operating anywhere in the world. The parties acknowledge that they currently are conducting the Art Sales Program on ten ships. The parties shall jointly consider the advisability of attempting to expand the Art Sales Program to additional ships and cruise lines.

         C. This Agreement shall have an initial term of two (2) years; beginning April 11, 1996, and shall thereafter automatically renew for successive two (2) year terms unless PWS sends notice of termination at least 90 days before the renewal date. If PWS terminates the Agreement by sending such written notice of termination, then PWS shall be prohibited for two years, directly or indirectly in any manner whatsoever from engaging in the business of conducting Art Sales Programs on any cruise ship or ships, anywhere in the world. The parties specifically agree that this covenant shall be enforceable by injunction in any court of competent jurisdiction, in addition to all other legal remedies.

         D. In the event any cruise ship line elects to terminate or not renew the Art Sales Program on any or all of its ships, for any reason including the fault of either party to this Agreement, then the parties shall jointly cease conducting the Art Sales Program on such ship or ships. Thereafter, during the term of this Agreement, the parties shall not conduct the Art Sales Program on such ship or ships unless they can do so jointly in accordance with the terms and conditions of this Agreement.

         E. Provided that PWS acts in good faith and for reasons which it reasonably believes are legitimate business reasons, then PWS shall have the right to require that the parties either not put an Art Sales Program on a cruise ship or terminate the Art Sales Program as to any cruise ship on thirty
(30) days written notice or on such notice as required by specific written agreement CMI may have with that cruise ship. In that event the parties shall not conduct the Art Sales Program on such ship, and neither party shall have the right to conduct art auctions on that ship in the absence of the other. However, if CMI because of contractual obligations or because of necessities created by pressures from a specific cruiseline wishes to conduct an Art Sales Program on board a ship and PWS chooses not to operate the Art Sales Program on that specific ship, then CMI may have another art auction company operate the Art Sales Program on that ship only after CMI has sent written notice to PWS confirming that PWS has verbally informed CMI that PWS chooses not to operate the Art Sales Program on that ship. PWS shall then have fourteen days to formally accept or reject the Art Sales Program on that ship. Any agreement CMI makes with such other art auction company shall be expressly terminable by CMI upon notice of 140 days or less and CMI must immediately and unconditionally terminate such agreement if PWS provides CMI with written notice at any time that it wishes to operate the Art Sales Program on that ship. PWS, by sending such notice to CMI, shall have the absolute right and obligation to take over the Art Sales Program on such ship under the terms and conditions set forth in this Agreement. PWS shall have the right to have CMI immediately and unconditionally terminate another art auction company's Art Sales Program on a specific ship, as set forth above in this paragraph, not more than once per ship during each two-year term of this agreement.

                               2. Responsibilities

         The parties' responsibilities with respect to the Art Sales Program shall be as follows:

         A. PWS shall conduct and manage the Art Sales Program on board the ships by doing the following:

                  1) Supplying the art and the auctioneer and being responsible for the art and the auctioneer.

                  2) Shipping the art to customers.


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
                  3) Providing a customer service department to deal with customer complaints.

                  4) Generally cooperating with CMI to provide active support for the Art Sales Program.

                  5) Participating with CMI in the marketing and advertising activities to promote the Art Sales Program on board the ships.

                  6) Provided that CMI uses its best efforts to negotiate the most favorable terms for both PWS and CMI for the Art Sales Program aboard ships, CMI shall exclusively handle negotiations with the cruise lines and shall bring in PWS for assistance in negotiations at its discretion. CMI, however, shall keep PWS fully advised and shall consult with PWS throughout negotiations so that PWS through CMI is a party to all negotiations with cruise lines for Art Sales Programs.

         B. CMI shall solicit Art Sales Programs from various cruise lines and will cooperate, notwithstanding that section 2.A.6 above shall be in force, with PWS in such solicitations. CMI shall use its best efforts to actively market and promote the Art Sales Programs on board the ships as follows:

                  1) Through port lecturers when its affiliate companies have the port lecturing agreements.

                  2) By the creation of videos and their placement on TV channels on board the ships.

                  3) By the creation and placement of magazine advertisements in magazines it produces for the ships.

                  4) By working with PWS art auctioneers on board the ships to arrange proper scheduling, storage, and other problem-solving for marketing and operating the Art Sales Program, and by being responsible for the distribution of brochures and various other marketing material which shall be provided by PWS.

                  5) CMI shall attempt to negotiate for the most favorable arrangements for PWS and CMI for the Art Sales Program on board ships.

                  6) CMI shall provide personnel to deal with sections 1 though 5 above and to deal with problems that arise in the Art Sales Program such as customer problems, shipping framed art to customers and solving problems with the cruise lines. However, the cost for shipping framed art to customers is the responsibility of PWS, with the exception that CMI shall pay its own employees who may be involved in the shipping process.


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
                  7) CMI shall provide active support for the Art Sales Program.

                  8) CMI shall actively recruit art auctioneer candidates for PWS.

         C. Whenever possible, CMI shall make available to PWS discounted airfares at special rates available to CMI through its relationship in the travel industry, for all air travel by PWS' employees or agents related to this Agreement. The cost for this travel shall be invoiced by CMI weekly and paid weekly by PWS.

         D. PWS shall maintain a comprehensive general liability insurance policy covering property damage and personal injury in the aggregate amount of $2,000,000.00. Such insurance policy shall name CMI and the cruise lines as additional insureds. PWS shall provide CMI with copies of all such insurance policies and declaration sheets and all renewals thereof.

         E. PWS and CMI each comply with written agreements CMI may have with particular cruise lines for the Art Sales Program and with reasonable requirements which may be imposed by the cruise lines relative to the Art Sales Program. However, PWS shall not be responsible for compliance for such written agreements until it receives copies of the agreements from CMI.

         F. During the term of this Agreement, PWS hereby grants to CMI a non-exclusive, royalty-free right and license to use the "Park West At Sea" name and mark solely in connection with the preparation of videos, advertisements and scripted lectures to promote the Art Sales Program and for no other purpose or use. All such videos, advertisements, lectures, etc., shall be subject to the joint editorial control of the parties and the approval of the cruise lines. Upon termination of this Agreement, the license shall terminate and CMI shall cease using the "Park West At Sea" name and mark, except in the course and scope of winding up any remaining business obligations hereunder.

                      3. Allocation and Payment of Revenues

         A. The term "Gross Revenue" shall mean the auction hammer bid price plus buyer's premium obtained by PWS for each artwork sold to a passenger on board a cruise ship covered by this Agreement, even though delivery may occur off the cruise ship or at a date after termination of the cruise, including the price of the frame, but excluding any shipping, handling, insurance, appraisals or any other applicable charges such as duty, taxes, freight, or storage which may be charged to a customer purchasing art on a ship. The term "Net Revenue" shall mean the "Gross Revenue" less the "Cruise Line Fee" as defined below. The CMI Fee shall be [*] of the Net Revenue, hereinafter referred to as the "CMI Fee."

         B. For each refund paid by PWS with respect to a sale for which CMI was paid a fee, CMI shall in turn refund to PWS [*] of the Net Revenue for the original sale and CMI shall


__________________
* This confidential portion has been omitted and filed separately with the Commission.

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
endeavor to collect the Cruise Line Fee with respect to such refund from the cruise line and remit it to PWS.

         C. The parties acknowledge that the "Cruise Line Fee" is presently [*] of the Gross Revenue.




                    4. Collection and Disbursement of Revenue

         A. CMI shall collect revenues from the cruise lines (Gross Revenue plus shipping, handling, insurance, appraisals or any other applicable charges such as duty, taxes, freight, or storage which may be charged to a customer purchasing art on a ship less the Cruise Line Fee). PWS shall receive from CMI the net revenue (plus shipping, handling, insurance, appraisals or any other applicable charges such as duty, taxes, freight, or storage which may be charged to a customer purchasing art on a ship), less the CMI fee, and that amount is hereinafter referred to as the "PWS Share." CMI shall disburse to PWS the PWS Share as soon as reasonably practicable after CMI's receipt of the funds and, in any event, not more than three business days after CMI's receipt of the funds. CMI shall have no right whatever to withhold any funds belonging to PWS as the PWS Share, for any reason, including but not limited to any set-offs or reductions based on any claims which CMI may have against PWS. It is the express intent of the parties that the PWS Share which CMI is obliged to timely remit shall not be subject to claims of CMI and the PWS Share shall continue to be paid out as set forth above notwithstanding any dispute of any type or nature which may arise between PWS and CMI. CMI shall not be deemed to have waived any claims against PWS by CMI's fulfillment of its payment obligations hereunder, nor shall PWS be deemed to have waived any claims against CMI by its acceptance and deposit of such monies or of its acceptance and deposit of a lesser amount than PWS believes is owed. In the event CMI withholds funds belonging to PWS, and CMI has been paid by the particular cruise lines for the cruises for which funds are withheld, PWS, in addition to any other remedies allowed by law, shall be entitled to recover interest at 8% per annum and its reasonable attorney fees and legal expenses incurred in collecting the PWS Share. In addition, in the event PWS has not shipped art within sixty-six days after the ending date of a particular cruise, then CMI will have the right to withhold payment to PWS for the purposes of making refunds for that art to the purchaser. In the event PWS does not ship art within sixty-six days after the ending date of a particular cruise and PWS has been paid by CMI for the particular cruises for which art has not been shipped then CMI, in addition to any other remedies allowed by law, shall be entitled to seek appropriate relief from PWS, withhold such amounts from PWS future payments and recover interest at 8% per annum and any payments already received by PWS for such sales to which PWS was not entitled by virtue of such non-delivery and its reasonable attorney fees and legal expenses. In the event there is litigation on either side, actual attorney fees and legal expenses should be recovered only by the prevailing party in the litigation.

         B. CMI's obligations to timely remit the PWS Share (after CMI's receipt of the funds from the cruise lines), free of any claims or setoffs, is personally guaranteed by Philip Levine. PWS's obligation to ship artwork for which it has been paid is personally guaranteed by Albert

__________________
* This confidential portion has been omitted and filed separately with the Commission.

Scaglione and Park West Galleries, Inc. If CMI does not receive the funds from the cruise lines through no fault or action by Philip Levine, CMI or PWS, then there is no personal obligation by Philip Levine to remit said funds to PWS.

         C. If a cruise line fails to remit payment to CMI, due to financial problems or otherwise, and demands for payment have been made and such cruise line has not responded to those demands with a reasonable schedule of dates of payments, then CMI, in conjunction with PWS, shall take all action permitted by law to collect amounts due and owing. CMI shall immediately pass along to PWS any information CMI may receive concerning financial problems or possible bankruptcy by a cruise line.

                                5. Miscellaneous

         A. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned or delegated by either party without the prior written consent of the other party.

         B. Amendments. This Agreement may not be amended unless evidenced by a writing signed by the party to be charged.

         C. Construction. The parties acknowledge that this Agreement was the result of arms-length negotiations by parties represented by independent legal counsel. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

         D. WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT.

         E. Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same agreement.

         F. Inspection of books and records. Each party shall be entitled to inspect the books and records of the other solely as they pertain to the Art Sales Program and the services rendered under this Agreement, at any reasonable time or times, upon three (3) business day's written notice, in order to verify the amounts due to each party, respectively.


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
         G. In the event of any litigation arising hereunder, the prevailing party shall be entitled to recover from the losing party all reasonable attorney's fees and costs incurred in such litigation.

         H. (i) This paragraph 5(H) deals with the use of cruise ship passenger names, and lists and records of such names. For purposes of this paragraph 5(H), except 5(H) (vii), references to cruise ship passenger names (and lists and records of such names) are only to persons who have purchased art from PWS during a cruise.

                  (ii) The parties agree that in connection with PWS ability to use the cruise ship passenger names, that CMI will not be obliged to operate in any manner which may damage its valuable relationships with the cruise lines or in contravention of the written agreements with the cruise lines, provided, however, that CMI will not do anything to cause or encourage the cruise lines from disallowing PWS to use the cruise ship passenger names or to cause or encourage the cruise lines to limit or restrict PWS use of the names in any way.

                  (iii) PWS and CMI shall have the right to utilize cruise ship passenger names for customer service and other purposes (i.e., sales of additional art) only as allowed by the contracts with the cruise lines. Neither CMI or PWS or their affiliates shall be allowed to sell or disclose the cruise ship passenger names (or records or lists of such names) to any third party.

                  (iv) Even if allowed by the cruise lines, CMI and its affiliates agree that they shall not sell art in any manner to passengers identified on the cruise ship passenger name records except in conjunction with Park West Gallery. However, PWS or its affiliates may, without the involvement of CMI, sell art in their normal course of business to cruise passengers on the cruise ship passenger records, only provided that it is in keeping with the contracts with the cruiselines. It is the intent of the parties that PWS and its affiliates shall have the right to sell art to cruise ship passengers in the normal course of business (provided this is allowed by the cruise lines), without the involvement of CMI or its affiliates, and that CMI shall take no action (and shall not cause or encourage the cruise line to take any action) to interfere with such activities by PWS.

                  (v) Notwithstanding paragraph (H)(iv) above, PWS and their affiliates agree not to work with any firm other than CMI or its affiliates in any joint telemarketing ventures which PWS or its affiliates may enter into with third parties to sell art to passengers on the cruise ship passenger records.

                  (vi) Nothing in this paragraph 5(H) shall prevent PWS or its affiliates in any way from utilizing names of customers or prospective customers obtained by PWS or its affiliates from sources other than cruise ship auctions.

                  (vii) The above paragraph deals with passenger names (and records) for passengers who have purchased art from PWS during a cruise. For all other passengers ("non-


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
buying passengers"), the following provisions apply: Neither CMI nor PWS will sell or disclose lists of names of "non-buying passengers" to any third parties. Further, neither CMI nor PWS shall attempt to sell art to non-buying passengers unless they do so jointly under mutually agreeable terms and conditions for such art auctions.

         I. In the event a cruise line elects to sponsor or promote an art auction on land and to invite cruise ship passengers, then PWS and CMI exclusively agree to work together with the cruise line under mutually agreeable terms and conditions for such art auctions.

         J. Indemnification. Both CMI and PWS shall indemnify the cruise lines as may be required by virtue of written agreements between CMI and the cruise lines. This shall include responsibility for employees to the extent reasonably required by the cruise lines. PWS shall indemnify CMI against all claims made by employees or independent contractors of PWS, except to the extent that CMI is at fault. CMI shall indemnify PWS against all claims made by employees or independent contractors of CMI, except to the extent that PWS is at fault.

         K. Confidentiality and Non-Compete: Neither party shall solicit the other party's employees or independent contractors without the other party's written consent and both parties shall instruct their employees or independent contractors to not solicit the employees or independent contractors of the other party.

         L. Bankruptcy: If PWS files chapter 7 or chapter 11 bankruptcy, then CMI may at its option terminate this agreement and work with any other art auction company to conduct Art Sales Programs on cruise ships. If CMI files chapter 7 or chapter 11 bankruptcy, then PWS may at its option terminate this agreement and will not be subject to any non-compete and may work directly with cruise lines or through any other parties it deems fit to conduct Art Sales Programs on cruise ships. If PWS files chapter 7 or chapter 11 bankruptcy, PWS is still subject to the non-compete provision of this agreement and as to the joinder.

         M. Tabulations: PWS will provide CMI with detailed per-cruise tabulations of sales in order for CMI to verify cruise line remittances for sales. Detailed per cruise tabulations of sales should have the same information as the individual invoices for customer service purposes.

         N. PWS shall use good faith efforts to cause its auctioneers to consummate all art sales at sea, in all situations where possible, and not delay such sales so that they are consummated on land.



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
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set below.

                                        CRUISE MANAGEMENT INTERNATIONAL, INC.


Dated:                                  By: /s/ Philip Levine
      -------------------                   --------------------------
                                                 Name: Philip Levine
                                                 Title: President

                                        PARK WEST AT SEA, INC.


Dated:  April 11, 1996                  By: /s/ Albert Scaglione
      -------------------                   --------------------------
                                                 Name: Albert Scaglione
                                                 Title: President






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
                        JOINDER AS TO SECTIONS 1 AND 5(H)

It is the intent of the parties that during the term of this Agreement, except as otherwise provided herein, neither shall circumvent the other, directly or indirectly, by conducting the Art Sales Program on cruise ships without the other. Accordingly, to the extent Section 1 of this Agreement (titled Scope and Duration) imposes obligations on PWS and CMI, such obligations are also imposed on all related or affiliated persons and entities including but not limited to the following: as to CMI; Onboard Media, Inc., Philip Levine, Jerry Chafetz and Gerald Robins, and any companies or entities owned or controlled by all or any of them. And as to PWS; Park West Galleries, Inc., Albert Scaglione, London Contemporary Art, (hereinafter "LCA"), and the principals of LCA, but in the case of LCA and the principals of LCA only to the extent that Albert Scaglione or PWS or parties controlled by them have control over the principals of LCA, and any companies or entities owned or controlled by all or any of them. To further that intent, and for other good and valuable consideration, the undersigned have executed this Agreement to acknowledge their joinder as to the obligations of Section 1. This Joinder also applies to section 5(H).


Dated:            April 11, 1996                     /s/ Albert Scaglione
                  --------------                     --------------------------
                                                     Albert Scaglione

Dated:            6/18/96                            /s/ Philip Levine
                  --------------                     --------------------------
                                                     Philip Levine


Dated:            4/18/96                            /s/ Jerry Chafetz
                  --------------                     --------------------------
                                                     Jerry Chafetz


Dated:            4/18/96                            /s/ Gerald Robins
                  --------------                     --------------------------
                                                     Gerald Robins

                                                     PARK WEST GALLERIES, INC.

                                                     By: /s/ Albert Scaglione
                                                     --------------------------

Dated:            April 11, 1996                     Its: President
                  --------------                     --------------------------
                                                     ON-BOARD MEDIA, INC.



                                                     By: /s/ Philip Levine
                                                     --------------------------

Dated:            4/18/96                            Its: President
                  --------------                     --------------------------



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
                           JOINDER AS TO SECTION 4(B)

         To induce each party to execute and perform this Agreement, and for other good and valuable consideration, the undersigned hereby agree to comply with and be subject to section 4(B):


Dated:            April 11, 1996                     /s/ Albert Scaglione
                  --------------                     --------------------------
                                                     Albert Scaglione


Dated:            4/18/96                            /s/ Philip Levine
                  --------------                     --------------------------
                                                     Philip Levine


                                                     PARK WEST GALLERIES, INC.

                                                     By: /s/ Albert Scaglione
                                                     --------------------------

Dated:            April 11, 1996                     Its: President
                  --------------                     --------------------------




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